Exhibit 99.2

Tengasco, Inc. Completes Merger with Riley Exploration – Permian, LLC

GREENWOOD VILLAGE, Colo., Feb. 26, 2021 (NEWSWIRE) – Tengasco, Inc. (NYSE American: TGC)

(“Tengasco” or the “Company”) announced the successful completion (the “Closing”) of its merger with Riley Exploration – Permian, LLC (“Riley Permian”). The merger was previously approved by Tengasco stockholders at the special meeting held on February 25, 2021. In connection with the merger, Tengasco has changed its name to Riley Exploration Permian, Inc.

It is expected that on Monday, March 1st, the combined company (the “Combined Company”) will commence trading under the symbol REPX on the NYSE American. Concurrently with the Closing, Tengasco conducted a 1-for-12 reverse stock split, resulting in a reduction of outstanding shares of the Combined Company to approximately 17.8 million shares of common stock (after giving effect to both the reverse stock split and the merger).

Following the Closing, the following operational changes were made by the Combined Company:

•	The executive officers of the Company consist of:
o	Chief Executive Officer – Bobby D. Riley;
o	President – Kevin Riley; and
o	Chief Financial Officer – Michael J. Rugen.
•	The corporate office will be relocated to Riley Permian’s current office in Oklahoma City, Oklahoma.
•	The newly constituted Board of Directors of Riley Exploration Permian, Inc. will consist of:
o	Bobby D. Riley – Chairman of the Board and Chief Executive Officer;
o	Bryan H. Lawrence – Independent Director;
o	Michael J. Rugen – Director and Chief Financial Officer;
o	Brent Arriaga – Independent Director; and
o	E. Wayne Nordberg – Independent Director.

Bobby D. Riley, Riley Permian’s Chief Executive Officer, commented “We are happy to have completed the merger of these two companies, which positions the stockholders of the Combined Company to benefit from the continued growth and development of the San Andres within the Northwest Shelf of the Permian Basin and future areas of interest. This merger will give the Combined Company financial strength and flexibility, highlighted by low leverage and basin relative low-cost development, as well as a business plan capable of delivering sustainable free cash flow to return significant capital to stockholders.”

Advisors

ROTH Capital Partners served as financial advisor to Tengasco, with Davis Graham and Stubbs LLP as legal counsel. Truist Securities, Inc. served as financial advisor to Riley Permian, and di Santo Law PLLC and Thompson & Knight LLP serving as legal counsel.

About Riley Exploration Permian, Inc.

Riley Exploration Permian, Inc. is an independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, in the Permian Basin.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this news release concerning the transaction, including any statements regarding the anticipated trading dates, the results, effects, and benefits of the proposed transactions, whether the NYSE American will continue to list the shares of common stock of Riley Exploration Permian, Inc. following the merger, and any other statements regarding Tengasco’s, Riley Permian’s or the Combined Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the diversion of management time on integration-related issues; the ultimate timing, outcome and results of integrating the operations of Tengasco and Riley Permian; the effects of the business combination of Tengasco and Riley Permian, including the Combined Company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the Combined Company to finance operations in the manner expected; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Tengasco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, as well as in the Registration Statement on Form S-4 filed by Tengasco with the SEC and declared effective by the SEC on February 2, 2021, each of which is on file with the SEC and available from Tengasco’s website at www.rileypermian.com under “SEC Filings” which is found under the “Investors” tab, and in other documents Tengasco files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Combined Company does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Contacts

Riley Exploration Permian, Inc.

Kevin Riley, President

IR@rileypermian.com

Source: Riley Exploration Permian, Inc.